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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             HEWITT ASSOCIATES, INC.

                         ------------------------------

     The original Certificate of Incorporation of HEWITT ASSOCIATES, INC. was filed with the Secretary of State of Delaware on March 1, 2002 under the name of Hewitt Associates, Inc. This Amended and Restated Certificate of Incorporation, which amends and restates the Certificate of Incorporation as set forth below, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     FIRST: The name of the Corporation is Hewitt Associates, Inc.

     SECOND: The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent shall be The Corporation Trust Company.

     THIRD: The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,010,000,000 consisting of (a) 750,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), (b) 200,000,000 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"), (c) 50,000,000 shares of Class C Common Stock, par value $0.01 per share (the "Class C Common Stock", and together with the Class A Common Stock and the Class B Common Stock, the "Common Stock"), and (d) 10,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

     (A) Common Stock
         ------------

         (1) Generally. The Class A Common Stock, Class B Common Stock and Class
             ---------
C Common Stock shall be identical in all respects and shall have equal rights and privileges, except as otherwise provided in this Article Fourth.

         (2) Dividends on Common Stock. Subject to the powers, rights,
             -------------------------
privileges, preferences and priorities of the Preferred Stock, dividends may be paid on any class of Common Stock as and when declared by the Board of Directors of the corporation out of any funds of the Corporation legally available for the payment of dividends, except that:

         (a) No dividend (other than a dividend payable in shares of the Corporation in the manner provided in subparagraph (2)(b) below) shall be declared or paid upon any

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     class of Common Stock unless such dividend, at the same rate per share,is simultaneously declared and paid upon each class of Common Stock.

          (b) Stock dividends declared and paid on Class A Common Stock shall be payable solely in shares of Class A Common Stock. Stock dividends declared and paid on Class B Common Stock shall be payable solely in shares of Class B Common Stock. Stock dividends declared and paid on Class C Common Stock shall be payable solely in shares of Class C Common Stock. No stock dividend may be declared or paid on any class of Common Stock unless a stock dividend payable in shares of each other class of Common Stock, proportionately on a per-share basis, is simultaneously declared and paid on each other class of Common Stock with respect to such class of Common Stock.

          (3) Treatment of Common Stock on Liquidation. Subject to the prior and
              ----------------------------------------
superior right, if any, of the Preferred Stock, the holders of each class of Common Stock shall be entitled to share ratably upon any liquidation, dissolution or winding up of the affairs of the Corporation (whether voluntary or involuntary) in all assets of the Corporation. Neither the consolidation nor the merger of the Corporation with or into another corporation or corporations, nor a reorganization of the Corporation, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this subparagraph (3).

          (4) Stock Splits and Other Transactions. No shares of any class of
              -----------------------------------
Common Stock may be split up, subdivided, combined or reclassified, unless at the same time the shares of each other class are proportionately so split up, subdivided, combined or reclassified in a manner which maintains the same proportionate equity ownership (i.e., the same proportion of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock held by each class) between the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock as comprised on the record date for any such transaction.

          (5) Voting Rights of Common Stock. Except as otherwise provided by the
              -----------------------------
Delaware General Corporation Law and subject in all cases to the voting rights, if any, of the holders of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall be entitled to one vote for each share held by such holder with respect to all matters voted on by the stockholders of the Corporation; provided, that the shares of Class B Common
                                 ---------
Stock and Class C Common Stock shall be voted in the manner set forth in this subparagraph (5). Except to the extent otherwise required by law and except as otherwise provided in this Certificate of Incorporation or any amendment hereto, the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock shall vote together as a single class on all matters voted on by the stockholders of the Corporation.

          (a) Preliminary Vote of the Holders of Class B Common Stock and Class
              -----------------------------------------------------------------
     C Common Stock. Prior to or contemporaneously with, any vote or the taking
     --------------
     of any action by written consent of the holders of Common Stock, there shall be a separate, preliminary vote of the holders of Class B Common Stock and Class C Common Stock, on each matter upon which a stockholder vote or action by written consent is proposed to be taken (each, a "Preliminary Vote"). The Preliminary Vote shall be conducted pursuant to

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     procedures established by the Stockholders' Committee. The Stockholders'
     Committee shall have the authority, but not the obligation, to make recommendations to the holders of Class B Common Stock and Class C Common Stock with respect to the matters upon which the Preliminary Vote is to be taken.

          (b) Voting of Class B Common Stock and Class C Common Stock.
              -------------------------------------------------------

              (i) Other than in elections of directors, every share of Class B Common Stock and Class C Common Stock shall be voted, or written consents in lieu of a meeting shall be provided, in accordance with the vote of the majority of the votes cast on the matter in question by the holders of Class B Common Stock and Class C Common Stock, voting together as a group, in the Preliminary Vote.

              (ii) In elections of directors, every share of Class B Common Stock and Class C Common Stock shall be voted, or written consents in lieu of a meeting shall be provided, in favor of the election of those persons, equal in number to the number of such positions to be filled, receiving the highest numbers of votes cast by the holders of Class B Common Stock and Class C Common Stock, voting together as a group, in the Preliminary Vote.

          (c) Power and Authority to Vote Shares of Class B Common Stock and
              --------------------------------------------------------------
     Class C Common Stock. The Stockholders' Committee shall have the power and
     --------------------
     authority to vote (or provide written consents in lieu of a meeting) or otherwise act with respect to all of the shares of Class B Common Stock and Class C Common Stock, as fully, to the same extent and with the same effect as the holder thereof might or could do under any applicable laws or regulations governing the rights and powers of stockholders of a Delaware corporation, (i) to vote the shares of Class B Common Stock and Class C Common Stock, or provide written consents in lieu of a meeting with respect to the shares of Class B Common Stock and Class C Common Stock, in connection with such matters as are the subject of a Preliminary Vote as provided in this subparagraph (5) in accordance with such Preliminary Vote,
     (ii) to vote, or provide written consents in lieu of a meeting, on such other matters as may come before a meeting of, or upon which action is to be taken by written consent by, the stockholders of the Corporation or any adjournment thereof and as are related, directly or indirectly, to the matter which was the subject of the Preliminary Vote as the aforementioned persons see fit in their discretion but in a manner consistent with the Preliminary Vote, and (iii) to vote, or provide written consents in lieu of a meeting, on such other matters as may come before a meeting of, or upon which action is to be taken by written consent by, the stockholders of the Corporation or any adjournment thereof (including matters related to adjournment thereof) as the aforementioned persons see fit in their discretion but not to cast any vote under this clause (iii) which is inconsistent with the Preliminary Vote or which would achieve an outcome that would frustrate the intent of the Preliminary Vote.

          (d) Stockholders' Committee. The Stockholders Committee shall
              -----------------------
     administer the voting provisions of this subparagraph (5) with respect to the shares of Class B Common Stock and Class C Common Stock. The Stockholders' Committee shall consist of eight members, each of whom shall serve for a four-year term. The initial

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     Stockholders' Committee shall be elected by the holders of a majority of the Class B Common Stock and Class C Common Stock, voting together as a group. The terms of the members of the Stockholders' Committee shall be staggered such that two members of the Stockholders' Committee shall be appointed each year. Notwithstanding the foregoing, the terms of the initial members of the Stockholders' Committee shall not begin to expire until June 1, 2005. No members of the Stockholders' Committee may be directors of the Corporation. No person may serve for more than two terms on the Stockholders' Committee.

          (e) Appointments and Vacancies. The Stockholders' Committee shall
              --------------------------
     nominate the persons to serve on the Stockholders' Committee upon expiration of the term of an existing member. The Stockholders' Committee shall present such nominee to the holders of Class B Common Stock and Class C Common Stock for their approval. The appointment of a nominee to the Stockholders' Committee shall require the approval of the holders of a majority of the Class B Common Stock and Class C Common Stock outstanding at the time such action is taken, voting together as a group. In the event a vacancy is created on the Stockholders' Committee, the remaining members shall have the power to fill such vacancy. The person appointed to fill such vacancy shall serve on the Stockholders' Committee until the next annual appointment of members to the Stockholders' Committee at which time such person may be re-appointed to the Stockholders' Committee notwithstanding the limitations contained in paragraph (5)(d) above with respect to members serving multiple terms on the Stockholders' Committee.

          (f) Determinations of and Actions by the Stockholders' Committee.
              ------------------------------------------------------------

              (i) All determinations necessary or advisable under this subparagraph (5) with respect to the Preliminary Vote or the voting of the Class B Common Stock or Class C Common Stock shall be made by the Stockholders' Committee, whose determinations shall be final and binding.

              (ii) The members of the Stockholders' Committee in acting hereunder shall at all times be acting in their individual capacities and not as officers of the Corporation and in so acting or failing to act shall not have any fiduciary duties to the holders of Class B Common Stock or Class C Common Stock as a member of the Stockholders' Committee by virtue of the fact that one or more of such members may also be serving as an officer of the Corporation or otherwise.

              (iii) The Stockholders' Committee shall act through a majority vote of its members and such actions may be taken in person at a meeting or by a written instrument signed by a majority of the members. Members of the Stockholders' Committee may participate in any meeting of the Stockholders' Committee by conference telephone or other communications equipment by means of which all persons participating therein can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

          (g) Compensation. No member of the Stockholders' Committee shall
              ------------
     receive compensation for serving in such capacity except as may be approved by the holders of a

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         majority of the Class B Common Stock and Class C Common Stock
         outstanding at the time such action is taken, voting together as a group. Each member of the Stockholders' Committee shall be entitled to reimbursement from the Corporation for his or her reasonable expenses incurred with respect to his or her duties as a member of the Stockholders' Committee.

             (h) Expenses. The Corporation shall be responsible for all expenses
                 --------
         of the members of the Stockholders' Committee incurred in the operation and administration of this subparagraph (5), including expenses of proxy solicitation for and tabulation of the Preliminary Vote, expenses incurred in preparing appropriate filings and correspondence with the Securities and Exchange Commission, lawyers', accountants', agents', consultants', experts', investment banking and other professionals' fees, expenses incurred in enforcing the provisions of this subparagraph (5), and expenses incurred in maintaining any necessary or appropriate books and records relating to this subparagraph (5).

             (6) Conversion of Class B Common Stock. The shares of Class B
                 ----------------------------------
Common Stock are not convertible into or exchangeable for shares of Class A Common Stock or any other shares or securities of the Corporation except upon a Transfer of such shares of Class B Common Stock to a person other than a Class B Covered Person. Upon a Transfer of Shares of Class B Common Stock by a Class B Holder to a person other than a Class B Covered Person, such shares of Class B Common Stock so transferred shall, effective on the date of such Transfer, be automatically converted, without further act on anyone's part, into an equal number of shares of Class A Common Stock, and the stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock.

             (a) For purposes of this paragraph (6), the term "Class B Covered Person" shall mean any of the following:

                 (i)   an Initial Class B Holder;

                 (ii) The spouse of a Class B Holder, any lineal descendant of a grandparent of a Class B Holder, and any spouse of such lineal descendant (which lineal descendants, their spouses, the Class B Holder, and his or her spouse are herein collectively referred to as the "Class B Holders' Family Members");

                 (iii) The trustee of a trust for the benefit of a Class B
             Holder and/or one or more of the Class B Covered Persons described in each clause of this subparagraph (6)(a);

                 (iv) A corporation of which a majority of the beneficial ownership of outstanding capital stock entitled to vote for the election of directors is owned by, or a partnership or limited liability company of which a majority of the beneficial ownership of the partnership interests or member interests entitled to participate in the management of the partnership or limited liability company are held by, a Class B Holder, provided that if by reason of any change in the ownership of such

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         stock, partnership interests or member interests, such corporation, partnership or limited liability company would no longer qualify as a Class B Covered Person, all shares of Class B Common Stock then held by such corporation, partnership or limited liability company shall, upon the election of the Corporation given by written notice to such corporation, partnership or limited liability company, without further act on anyone's part, be converted into shares of Class A Common Stock effective upon the date of the giving of such notice, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock;

             (v) The estate, executor or other personal representative, custodian, administrator or guardian of a Class B Holder;

             (vi) An individual retirement account, as defined in Section 408(a) of the Internal Revenue Code, as amended, of which a Class B Holder is a participant or beneficiary;

             (vii) The trustee or trustees of a voting trust established by one or more Class B Holders and/or one or more of the Class B Covered Persons described in each clause of this subparagraph (6)(a);

             (viii) In the case of a Class B Holder holding the shares of Class B Common Stock in question as trustee pursuant to a trust (including a voting trust) other than an irrevocable trust as provided in clause
         (ix) below, "Class B Covered Person" means (A) any person who originally transferred such shares of Class B Common Stock to such trust and (B) any person who would be a Class B Covered Person as to such transferor determined pursuant to this subparagraph (6)(a);

             (ix) In the case of a Class B Holder holding the shares of Class B Common Stock in question as trustee pursuant to a trust which is irrevocable, "Class B Covered Person" means (A) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power or appointment or otherwise and (B) any person who would be a Class B Covered Person as to such person pursuant to this subparagraph (6)(a);

             (x) In the case of a Class B Holder which is a corporation, partnership or limited liability company holding record and beneficial ownership of the shares of Class B Common Stock in question, "Covered Person" means (a) any person transferring such shares of Class B Common Stock to such corporation, partnership or limited liability company and
         (b) any person who would be a Covered Person as to such transferor as determined pursuant to this subparagraph (6)(a); and

             (xi) In the case of a Class B Holder which is the estate of a deceased Class B Holder, or which is the estate of a bankrupt or insolvent Class B Holder, which holds record and beneficial ownership of the shares of Class B Common

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         Stock in question, "Class B Covered Person" means a Class B Covered
         Person of a deceased, bankrupt or insolvent Class B Holder as determined pursuant to this subparagraph (6)(a).

         (b) For purposes of this paragraph (6), the term "Class B Holder" means any person from time to time shown as the record holder of Class B Common Stock. Each joint owner of shares or owner of a community property interest in shares of Class B Common Stock shall be considered a "Class B Holder". A minor for whom shares of Class B Common Stock are held pursuant to a Uniform Transfer to Minors Act or similar law shall be considered a Class B Holder.

         (c) For purposes of this paragraph (6), the term "Initial Class B Holder" shall mean (i) Hewitt Holdings, L.L.C., (ii) any person who received shares of Class B Common Stock from Hewitt Holdings, L.L.C. upon distribution from Hewitt Holdings, L.L.C., (iii) any person who acquired shares of Class B Common stock from the Corporation, (iv) any person who received shares of Class B Common Stock in exchange for its shares of Series A Preferred Stock, par value $0.01 per share, of the Company pursuant to the terms of such Series A Preferred Stock and (v) any person who received shares of Class B Common Stock in exchange for its shares of Class C Common Stock pursuant to the terms hereof.

         (d) For purposes of this paragraph (6), the term "person" shall mean both natural persons and legal entities, unless otherwise specified. The relationship of any person that is derived by or through legal adoption shall be considered a natural relationship. Each reference to a corporation shall include any successor corporation resulting from merger or consolidation; and each reference to a partnership shall include any successor partnership resulting from the death, admission or withdrawal of a partner.

         (e) For purposes of this paragraph (6), the term "Transfer" shall mean any type of transfer of shares of Class B Common Stock, whether by sale, exchange, gift, operation of law, pledge, or otherwise.

         (f) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Class B Holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to, or registered in, the name of the pledgee and shall remain subject to the provisions of this paragraph (6). Only in the event of foreclosure or other similar action by the pledgee, where the pledgee is not a Class B Covered Person shall such pledged shares of Class B Common Stock be converted into shares of Class A Common Stock.

         (g) A good faith determination by the Stockholders Committee whether a person is or is not a Class B Covered Person shall be conclusive and binding upon all the stockholders of the Corporation.

         (h) The Corporation may, as a condition to the transfer or the registration of transfer of shares of Class B Common Stock to a person other than a Class B Covered

         Person require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is not a Class B Covered Person. Each certificate representing shares of Class B Common Stock shall be endorsed with a legend that states that shares of Class B Common Stock are subject to certain restrictions as set forth in the Certificate of Incorporation of the Corporation.

             (i) Shares of Class B Common Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class B Common Stock shall mean a person who, or an entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares (including any voting trustee under a voting trust).

             (j) Notwithstanding anything to the contrary set forth herein, the Stockholders' Committee shall have the authority, in its sole discretion, to convert any or all of the shares of Class B Common Stock into shares of Class A Common Stock. Upon such conversion, the shares of Class B Common Stock shall be automatically converted, without further act on anyone's part, into an equal number of shares of Class A Common Stock, and the stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock.

             (7) Conversion of Class C Common Stock. The shares of Class C
                 ----------------------------------
Common Stock are not convertible into or exchangeable for shares of Class A Common Stock or any other shares or securities of the Corporation except upon a Transfer of such shares of Class C Common Stock to a person other than a Class C Covered Person. Upon a Transfer of Shares of Class C Common Stock by a Class C Holder to a person other than a Class C Covered Person, such shares of Class C Common Stock so transferred shall, effective on the date of such Transfer, be automatically converted, without further act on anyone's part, into an equal number of shares of Class A Common Stock, and the stock certificates formerly representing such shares of Class C Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock.

             (a) For purposes of this paragraph (7), the term "Class C Covered Person" shall mean any of the following:

                 (i)   an Initial Class C Holder;

                 (ii) The spouse of a Class C Holder, any lineal descendant of a grandparent of a Class C Holder, and any spouse of such lineal descendant (which lineal descendants, their spouses, the Class C Holder, and his or her spouse are herein collectively referred to as the "Class C Holders' Family Members");

                 (iii) The trustee of a trust for the benefit of a Class C
             Holder and/or one or more of the Class C Covered Persons described in each clause of this subparagraph (7)(a);

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         (iv)   A corporation of which a majority of the beneficial ownership of outstanding capital stock entitled to vote for the election of directors is owned by, or a partnership or limited liability company of which a majority of the beneficial ownership of the partnership interests or member interests entitled to participate in the management of the partnership or limited liability company are held by, a Class C Holder, provided that if by reason of any change in the ownership of such stock, partnership interests or member interests, such corporation, partnership or limited liability company would no longer qualify as a Class C Covered Person, all shares of Class C Common Stock then held by such corporation, partnership or limited liability company shall, upon the election of the Corporation given by written notice to such corporation, partnership or limited liability company, without further act on anyone's part, be converted into shares of Class A Common Stock effective upon the date of the giving of such notice, and stock certificates formerly representing such shares of Class C Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock;

         (v) The estate, executor or other personal representative, custodian, administrator or guardian of a Class C Holder;

         (vi) An individual retirement account, as defined in Section 408(a) of the Internal Revenue Code, as amended, of which a Class C Holder is a participant or beneficiary;

         (vii) The trustee or trustees of a voting trust established by one or more Class C Holders and/or one or more of the Covered Persons described in each clause of this subparagraph (7)(a);

         (viii) In the case of a Class C Holder holding the shares of Class C Common Stock in question as trustee pursuant to a trust (including a voting trust) other than an irrevocable trust as provided in clause (ix) below, "Class C Covered Person" means (A) any person who originally transferred such shares of Class C Common Stock to such trust and (B) any person who would be a Class C Covered Person as to such transferor determined pursuant to this subparagraph (7)(a);

         (ix) In the case of a Class C Holder holding the shares of Class C Common Stock in question as trustee pursuant to a trust which is irrevocable, "Class C Covered Person" means (A) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power or appointment or otherwise and (B) any person who would be a Class C Covered Person as to such person as determined pursuant to this subparagraph (7)(a);

         (x) In the case of a Class C Holder which is a corporation, partnership or limited liability company holding record and beneficial ownership of the shares of Class C Common Stock in question, "Class C Covered Person" means (a) any person transferring such shares of Class C Common Stock to such corporation, partnership or limited liability company and (b) any person who would be a Class C Covered Person as to such transferor determined pursuant to this subparagraph (7)(a); and

               (xi) In the case of a Class C Holder which is the estate of a deceased Class C Holder, or which is the estate of a bankrupt or insolvent Class C Holder, which holds record and beneficial ownership of the shares of Class C Common Stock in question, "Class C Covered Person" means a Class C Covered Person of a deceased, bankrupt or insolvent Class C Holder as determined pursuant to this subparagraph
          (7)(a).

          (b) For purposes of this paragraph (7), the term "Class C Holder" means any person from time to time shown as the record holder of Class C Common Stock. Each joint owner of shares or owner of a community property interest in shares of Class C Common Stock shall be considered a "Class C Holder". A minor for whom shares of Class C Common Stock are held pursuant to a Uniform Transfer to Minors Act or similar law shall be considered a Class C Holder.

          (c) For purposes of this paragraph (7), the term "Initial Class C Holder" shall mean any person who received shares of Class C Common Stock in exchange for its shares of Series A Preferred Stock, par value $0.01 per share, of the Company pursuant to the terms of such Series A Preferred Stock.

          (d) For purposes of this paragraph (7), the term "person" shall mean both natural persons and legal entities, unless otherwise specified. The relationship of any person that is derived by or through legal adoption shall be considered a natural relationship. Each reference to a corporation shall include any successor corporation resulting from merger or consolidation; and each reference to a partnership shall include any successor partnership resulting from the death, admission or withdrawal of a partner.

          (e) For purposes of this paragraph (7), the term "Transfer" shall mean any type of transfer of shares of Class C Common Stock, whether by sale, exchange, gift, operation of law, pledge, or otherwise.

          (f) Notwithstanding anything to the contrary set forth herein, any Class C Holder may pledge such Class C Holder's shares of Class C Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to, or registered in, the name of the pledgee and shall remain subject to the provisions of this paragraph (7). Only in the event of foreclosure or other similar action by the pledgee, where the pledgee is not a Class C Covered Person shall such pledged shares of Class C Common Stock be converted into shares of Class A Common Stock.

          (g) A good faith determination by the Stockholders Committee whether a person is or is not a Class C Covered Person shall be conclusive and binding upon all the stockholders of the Corporation.

         (h) The Corporation may, as a condition to the transfer or the registration of transfer of shares of Class C Common Stock to a person other than a Class C Covered Person require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is not a Class C Covered Person. Each certificate representing shares of Class C Common Stock shall be endorsed with a legend that states that shares of Class C Common Stock are subject to certain restrictions as set forth in the Certificate of Incorporation of the Corporation.

         (i) Shares of Class C Common Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class C Common Stock shall mean a person who, or an entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares (including any voting trustee under a voting trust).

         (j) On the sixth anniversary of the IPO Date (as defined in paragraph 10 below), all shares of Class C Common Stock shall be automatically converted into shares of Class B Common Stock in accordance with this clause (j). Upon such conversion, without further act on anyone's part, each share of Class C Common Stock shall be converted to one share of Class B Common Stock, and stock certificates formerly representing outstanding shares of Class C Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Class B Common Stock, and any outstanding right to receive Class C Common Stock shall automatically become the right to receive a like number of shares of Class B Common Stock.

         (k) Notwithstanding anything to the contrary set forth herein, the Stockholders' Committee shall have the authority, in its sole discretion, to convert any or all of the shares of Class C Common Stock into shares of Class A Common Stock or Class B Common Stock, as the Stockholders' Committee shall determine. Upon such conversion, the shares of Class C Common Stock shall be automatically converted, without further act on anyone's part, into an equal number of shares of Class A Common Stock or Class B Common Stock, as the case may be, and the stock certificates formerly representing such shares of Class C Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock or Class B Common Stock, as the case may be.

         (8)    Mandatory Conversion of Class B Common Stock and Class C Common
                ---------------------------------------------------------------
Stock. Should the total number of shares of Class B Common Stock and Class C
-----
Common Stock issued and outstanding at any time be equal to or less than 10% of the total number of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock issued and outstanding at such time, then, without further act on anyone's part, each share of Class B Common Stock and Class C Common Stock shall be converted to one share of Class A Common Stock, and stock certificates formerly representing outstanding shares of Class B Common Stock and Class C Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Class A Common Stock, and any outstanding right to receive Class B Common Stock or Class C Common Stock shall automatically become the right to receive a like number of shares of Class A Common Stock.

        (9)    Conversion Procedures.
               ---------------------

        (a) Each conversion of shares pursuant to paragraphs (6), (7) or (8) will be effected by the surrender of the certificate or certificates, duly endorsed, representing the shares to be converted at the principal office of the transfer agent of the Common Stock at any time during normal business hours, together with a written notice by the holder stating the number of shares that such holder desires to convert and the names or name in which he wishes the certificate or certificates for the Class A Common Stock to be issued. Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered, and at such time, the rights of any such holder with respect to the converted shares of such holder will cease and the person or persons in whose name or names the certificate or certificates for shares are to be issued upon such conversion will be deemed to have become the holder or holders of record of such shares represented thereby. Promptly after such surrender, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the Class A Common Stock issuable upon such conversion and a certificate representing any Class B Common Stock or Class C Common Stock, as the case may be, which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion, but which was not converted.

        (b) The issuance of certificates upon conversion of shares pursuant to paragraphs (6), (7) or (8) will be made without charge to the holder or holders of such shares for any issuance tax (except stock transfer taxes or stamp taxes) in respect thereof or other costs incurred by the Corporation in connection therewith.

        (c) The Corporation shall at all times reserve and keep available out of its authorized and unissued shares of Class A Common Stock or its treasury shares, solely for the purpose of issuance upon the conversion of the Class B Common Stock and Class C Common Stock, such number of shares of Class A Common Stock as may be issued upon conversion of all outstanding Class B Common Stock and Class C Common Stock.

        (d) Shares of Class B Common Stock and Class C Common Stock converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been issued and reacquired by the Corporation in any manner, shall, upon compliance with any applicable provisions of the Delaware General Corporation Law, have the status of authorized and unissued shares of Class B Common Stock or Class C Common Stock, as the case may be, and may be reissued by the Corporation. All shares of Class A Common Stock which may be issued upon conversion of shares of Class B Common Stock and Class C Common Stock will, upon issue, be fully paid and nonassessable.

        (10)   Surrender of Shares of Class C Common Stock.
               -------------------------------------------

        (a) The shares of Class C Common Stock shall be subject to surrender if the holder thereof (the "Terminated Class C Holder") ceases to be employed by the Corporation or its subsidiaries before the age of 55 except as a result of his death or disability (a "Termination Event", the date of such Termination Event being referred to herein as the "Termination Date"). Upon the occurrence of a Termination Event, each share of Class C Common Stock held by the Terminated Class C Holder shall automatically be converted into a number of shares of Class C Common Stock equal to:

             1- (C * (1 - (A / B)))

             where:

             A = the lesser of (i) B or (ii) the Exchange Price (defined below);

             B = the Market Value per share of Class A Common Stock as of the Termination Date; and

             C = (i) prior to the first anniversary of the IPO Date (defined below), 100%;

                  (ii) on or after the first anniversary of the IPO Date, but prior to the second anniversary of the IPO Date, 75%;

                  (iii) on or after the second anniversary of the IPO Date, but prior to the third anniversary of the IPO Date, 50%;

                  (iv) on or after the third anniversary of the IPO Date, but prior to the fourth anniversary of the IPO Date, 25%; and

                  (v) on or after the fourth anniversary of the IPO Date, 0;

     provided, that if the Termination Event constitutes an event of termination
     --------
     under Clause 16.2 of the Service Agreement between the Terminated Class C Holder and the Corporation or its subsidiary, "C" shall equal 0.

             (b) If a Termination Event occurs prior to the fourth anniversary of the IPO Date and, in the opinion of the Board of Directors of the subsidiary of the Corporation by which the Terminated Class C Holder was employed, the Terminated Class C Holder commences working for a competitor of the Corporation within two years after the Termination Date, then the number of Shares of Class C Common Stock to be surrendered pursuant to clause (a) above and the number of shares of Class C Common Stock to be issued pursuant to clause (c) below shall be calculated as though A were the lesser of (i) B or (ii) Book Value.

             (c) For every share of Class C Common Stock held by a Terminated Class C Holder immediately prior to the operation of subparagraph (a) above, a number of shares of Class C Common Stock equal to (C * (1 - (A /
     B))) shall be issued to those Initial Class C Holders who remain holders of Class C Common Stock in the proportions which their Allocation Factors bear to one another. The issuance of shares pursuant to this paragraph shall occur as soon as reasonably practicable following the conversion of shares pursuant to clause (a) or (b) above.

             (d) For purposes of this paragraph (10), the following terms shall have the meanings set forth below:

                  (i) "Allocation Factor" means, in respect of any Original Continuing Partner (other than Andrew McKinnon):

                                    A + 7.58156

             where A is the lower of (i) 10 or (ii) the number of complete years between the date when the Initial Class C Holder became an equity partner in Bacon & Woodrow and the IPO Date. For this purpose, Alan Judes shall be deemed to have become an equity partner on 1st May, 1995 and Tony Cairns and Morfydd Evans on 1st May, 1994. The Allocation Factor for Andrew McKinnon shall be zero.

                  (ii) "Book Value" means book value per share of Class A Common
             Stock as of the end of the Corporation's most recent fiscal quarter for which financial results have been reported, determined in accordance with United States generally accepted accounting principles.

                  (iii) "Exchange Price" means the average closing price per share for the Class A Common Stock on the national securities exchange or national market system on which the shares of Class A Common Stock are traded as reported by such national securities exchange or national market system for the five (5) trading days commencing twenty-five (25) days after the IPO Date.

                  (iv) "IPO Date" means the date on which the Corporation consummates the first public offering pursuant to an effective registration statement under the Securities Act, other than on Form S-4 or S-8 or their then equivalents or any successor form thereto, covering the offer and sale by the Corporation of its shares of Class A Common Stock.

                  (v) "Market Value" shall mean an amount per share of Class A Common Stock equal to (a) the average closing sale price per share of Class A Common Stock for the five (5) trading days immediately preceding the date as of which the Market Value is to be determined as officially reported on the principal national securities exchange on which the shares of Class A Common Stock are then listed or admitted to trading; provided that if no sale takes place on any such date, the applicable price for such date shall be the average of the closing bid and asked prices, (b) if the shares of Class A Common Stock are not then listed or admitted to trading on a national securities exchange but are designated as a national market system security by the NASD, the average of the last trading price per share of Class A Common Stock for the five (5) trading days immediately preceding the date as of which the Market Value is to be determined; provided that if no sale takes place on any such date, the applicable price for such date shall be the average of the closing bid and asked prices, or (c) if the shares of Class A Common Stock are not so designated, the average of the closing bid and asked price per share of Class A Common Stock for the five (5) trading days immediately preceding the date as of which the Market Value is to be determined as shown by the NASD automated quotation system.

             (11) Residual Rights. All rights accruing to the outstanding shares
                  ---------------
of the Corporation not expressly provided for to the contrary herein (or in any amendment hereto) shall be vested in the Common Stock.

             (12) Preemptive Rights. No holder of Common Stock shall have any
                  -----------------
preemptive rights with respect to the Common Stock or any other securities of the Corporation, or to any obligations convertible (directly or indirectly) into securities of the Corporation whether now or hereafter authorized.

     (B)     Preferred Stock.
             ---------------

             Subject to any limitation prescribed by law or this Certificate of Incorporation, the Board of Directors of the Corporation is expressly authorized to provide for the issuance of the shares of Preferred Stock in one or more classes or one or more series of stock within any class, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares to be included in each such class or series, and to fix the designation, voting powers, preferences, qualifications, privileges and rights of the shares of each such class or series and any qualifications, limitations and restrictions thereof. The Board of Directors shall have the right to determine or fix one or more of the following with respect to each class or series of such Preferred Stock:

             (1) The distinctive class or serial designation and the number of shares constituting such class or series;

             (2) The dividend rates or the amount of dividends to be paid on the shares of such class or series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

             (3) The voting powers, full or limited, if any, of the shares of such class or series;

             (4) Whether the shares of such class or series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

             (5) The amount or amounts payable upon the shares of such class or series and any preferences applicable thereto in the event of voluntary liquidation, dissolution or winding up of the Corporation;

             (6) Whether the shares of such class or series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

             (7) Whether the shares of such class or series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

             (8) The price or other consideration for which the shares of such class or series shall be issued;

             (9) Whether the shares of such class or series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other class or series of stock; and

             (10) Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the Board of Directors of the Corporation may deem advisable.

Subject to the authority of the Board of Directors as set forth in clause (9) above, any shares of Preferred Stock shall, upon reacquisition thereof by the Corporation, be restored to the status of authorized but unissued Preferred Stock under this section (B).

     FIFTH:  The names and mailing address of the incorporators are as follows:

                  Incorporators                      Address
                  -------------                      -------
                  John M. Ryan                       Hewitt Associates, Inc.
                  C. Lawrence Connolly, III          100 Half Day Road
                                                     Lincolnshire, IL  60069

     SIXTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     SEVENTH: No person who is or was a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for, and only to the extent of, liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. No amendment to or repeal of, or adoption of any provision of this Certificate of Incorporation inconsistent with, this Section shall adversely affect the rights and protection afforded to a director of the Corporation under this Section for acts or omissions occurring prior to such amendment to or repeal or adoption of an inconsistent provision. If the General Corporation Law of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the

Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware.

     EIGHTH: The Corporation, to the full extent permitted by section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto.

     NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class or creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     TENTH: The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     ELEVENTH: In exercising the powers granted to it by law, this Certificate of Incorporation, and the Bylaws, the members of the Board of Directors may consider, and act upon their beliefs concerning, the Corporation's long-term financial and other interests, and may take into account, among other factors, the social, economic and legal effects of the Corporation's actions upon all constituencies having a relationship with the Corporation, including without limitation, its stockholders, employees, clients, suppliers, consumers and the community at large, so long as all actions and decisions reflecting such considerations are reasonably calculated to be in the interests of the stockholders of the Corporation.

     TWELFTH: (a) In addition to any affirmative vote that may be required by law, this Certificate of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in paragraph (b) of this Article Twelfth;

          (i) any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into (each term as defined below) (A) any Related Person or (B) any Person that is an Affiliate of a Related Person; or

          (ii) any sale, lease, exchange, transfer or other disposition by the Corporation to any Related Person or any Affiliate of any Related Person of all or substantially all of the assets of the Corporation; or

          (iii) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation for which the approval of stockholders of the Corporation is otherwise required, or any merger, consolidation or share exchange of the Corporation with any of its subsidiaries for which the approval of stockholders of the Corporation is otherwise required, which has the effect, either directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding Common Stock or Voting Stock Beneficially Owned (as defined below) by any Related Person or any Affiliate of any Related Person; or

          (iv) any dissolution of the Corporation voluntarily caused or proposed by or on behalf of a Related Person or any Affiliate of any Related Person;

          shall, in each case, require the affirmative vote of shares representing not less than 75% of the votes entitled to be cast by the Voting Stock, voting together as a single class with respect to such Business Combination. Such affirmative vote shall be required, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, elsewhere in this Certificate of Incorporation, in the Bylaws of the Corporation or in any agreement with any national securities exchange or otherwise.

     (b) The provisions of paragraph (a) of this Article Twelfth shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, the Bylaws of the Corporation and any other provision of the Certificate of Incorporation, if all of the conditions specified in either of the following paragraph (b)(i) or
(b)(ii) are met:

          (i) the cash, property, securities or other consideration to be received per share by holders of the Common Stock in the Business Combination is either (A) the same in form and amount per share as the highest consideration paid by the Related Person in a tender or exchange offer in which such Related Person acquired at least 30% of the outstanding Common Stock and which was consummated not more than one year prior to the date of such Business Combination, or if earlier, the entering into of a definitive agreement providing therefor, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such Common Stock, or (B) not less in amount (as to cash) or Fair Market Value (as to consideration other than cash) as of the date of the determination of the Highest Per Share Price (as to property, securities or other consideration) than the Highest Per Share Price; provided that, in the event of any Business Combination in which the Corporation survives, any shares retained by the holders thereof shall constitute consideration other than cash for purposes of this Article Twelfth, paragraph (b)(i); or

          (ii) a majority of the Continuing Directors shall have expressly approved such Business Combination either in advance of or subsequent to such Related Person's having become a Related Person.

          In the case of any Business Combination with a Related Person to which paragraph (b)(ii) of this Article Twelfth above does not apply, a majority of the Continuing Directors, promptly following the request of a Related Person, shall determine the Highest Per Share Price for each class or series of stock of the Corporation. Such determination shall be announced not less than five days prior to the meeting at which holders of shares vote on the Business Combination. Such determination shall be final, unless the Related Person becomes the Beneficial Owner of additional shares of Common Stock after the date of the earlier determination, in which case the Continuing Directors shall make a new determination as to the Highest Per Share Price for each class or series of shares prior to the consummation of the Business Combination. A Related Person shall be deemed to have acquired a share at the time that such Related Person became the Beneficial Owner thereof. With respect to shares owned by Affiliates, Associates and other Persons whose ownership is attributable to a Related Person, if the price paid by such Related Person for such shares is not determinable by a majority of the Continuing Directors, the price so paid shall be deemed to be the higher of (i) the price paid upon the acquisition thereof by the Affiliates, Associate or other Person or (ii) the Fair Market Value of the shares in question at the time when the Related Person became the Beneficial Owner thereof.

     (c) For purposes of this Article Twelfth and notwithstanding anything to the contrary set forth in this Certificate of Incorporation:

          (i) The term "Affiliate," used to indicate a relationship to a specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

          (ii) The term "Associate," used to indicate a relationship with a specified Person, shall mean (A) any corporation, partnership, limited liability company, association, joint venture or other organization (other than the Corporation or any wholly owned subsidiary of the Corporation) of which such specified Person is director, officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities; (B) any trust or other estate in which such specified Person has a beneficial interest of 10% or more as to which such specified Person serves as trustee or in a similar fiduciary capacity; (C) any Person who is a director or officer of such specified Person or any of its parents or subsidiaries (other than the Corporation or any wholly owned subsidiary of the Corporation); and (D) any relative or spouse of such specified Person or of any of its Associates, or any relative of any such spouse, who has the same home as such specified Person or such Associate.

          (iii) A Person shall be a "Beneficial Owner" of any stock (A) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or (B) which such Person or any of its Affiliates or Associates has, directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, provided, that a Person shall not be deemed the Beneficial Owner of stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered stock is accepted for purchase or exchange, or
(2) the right to vote pursuant to any agreement, arrangement or understanding, provided, that a Person shall not be deemed the Beneficial Owner of any stock because of such Person's right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more Persons; or (C) which is beneficially owned, directly or indirectly, by any other Person, with which such Person or any of its Affiliates or Associates has any agreement, arrangements or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in clause (B)(2) of this paragraph) or disposing of such stock; or (D) of which such Person would be the Beneficial Owner pursuant to the terms of Rule 13d-3 of the Exchange Act, as amended. Stock shall be deemed "Beneficially Owned" by the Beneficial Owner or Owners thereof.

          (iv) The term "Business Combination" shall mean any transaction which is referred to in any one or more of clauses (i) through (iv) of paragraph (a) of this Article Twelfth.

          (v) The term "Continuing Director" shall mean, with respect to a Business Combination with a Related Person, any director of the Corporation who is unaffiliated with the Related Person and was a director prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended or nominated to succeed a Continuing Director by a majority of the Continuing Directors. Without limiting the generality of the foregoing, a director shall be deemed to be affiliated with a Related Person if such director
(A) is a partner, officer, director or employee of such Related Person; (B) is an Affiliate or Associate of such Related Person; (C) is a relative or spouse of such Related Person or of any such partner, officer, director, Affiliate or Associate; (D) performs services, or is a partner, member, officer, director, employee, greater than 5% stockholder or other equity owner of any organization (other than the Corporation and its subsidiaries) which performs services for such Related Person or any Affiliate of such Related Person, or is a relative or spouse of any such Person; or (E) was nominated for election as a director by such Related Person.

          (vi) The term "Fair Market Value" shall mean, in the case of securities, the average of the closing sales prices during the 30-day period immediately preceding the date in question of such security on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such security is listed (or the composite tape therefor) or, if such securities are not listed on any such exchange, the average of the last reported sales price (if so reported) or the closing bid quotations with respect to such security during the 30-day period preceding the date in question on the New York Stock Exchange or, if no such quotations are available, the fair market value on the date in question of such security as determined in good faith by a majority of the Continuing Directors; and in the case of property other than cash or securities, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

          (vii) The term "Highest Per Share Price" shall mean, with respect to a Related Person, the highest price that can be determined to have been paid or agreed to be paid for any share or shares of the Common Stock or Voting Stock by such Related Person in a transaction that either (1) resulted in such Related Person's Beneficially Owning 15% or more of the Common Stock or Voting Stock outstanding or (2) was effected at a time when such Related Person Beneficially Owned 15% or more of the Common Stock or Voting Stock outstanding, in either case occurring not more than one year prior to the date of the Business Combination. In determining the Highest Per Share Price, appropriate adjustment will be made to take into account (w) distributions paid or payable in stock, (x) subdivisions of outstanding stock, (y) combinations of shares of stock into a smaller number of shares and (z) similar events.

         (viii) The term "Person" shall mean any individual, corporation, limited liability company, association, partnership, joint venture, trust, estate or other entity or organization.

         (ix) The term "Related Person" shall mean any Person (other than the Corporation or any subsidiary of the Corporation and other than any profit sharing, employee ownership or other employee benefit plan of the Corporation or any subsidiary of the Corporation or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which (A) is the Beneficial Owner of 15% or more of the Common Stock or Voting Stock outstanding; or (B) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner of 15% or more of the Common Stock or Voting Stock outstanding. For the purposes of determining whether a Person is a Related Person, the number of shares of any class or series deemed to be outstanding shall include shares of such class or series of which the Person is deemed the Beneficial Owner, but shall not include any other shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, otherwise. Notwithstanding anything to the contrary herein, Hewitt Holdings, L.L.C., its successors or assignees, its Affiliates or Associates and any Person who receives Beneficial Ownership of 15% or more of the outstanding Common Stock directly from any of the foregoing Persons shall not be deemed to be Related Persons.

         (x) The term "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

     (d) Nothing contained in this Article Twelfth shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

     (e) The fact that any Business Combination complies with the provisions of Subsection (b) of this Article does not and shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

     THIRTEENTH: No action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

     FOURTEENTH: In furtherance and not in limitation of the powers conferred by the laws of the state of Delaware, the Board of Directors is authorized to adopt, amend or repeal the Bylaws of the Corporation. No amendment, modification or waiver shall be binding or effective with respect to any provision of this Certificate of Incorporation hereof without the approval of the holders of a majority of the Class A Common Stock, Class B Common Stock and Class C Common Stock outstanding at the time such action is taken voting together as a single class; provided, however, any amendment, alteration,
                            --------  -------
modification or repeal of the provisions of Article Eleventh or Article Twelfth shall require the approval of the holders of two-thirds of the Class A Common Stock, Class B Common Stock and Class C Common Stock outstanding at the time such action is taken voting together as a single class; provided, further, any
                                                        --------  -------
amendment, alteration, modification or repeal of the provisions of Article Fourth, Subparagraph (5) shall require the approval of the holders of a majority of the Class B Common Stock and Class C Common Stock outstanding at the time such action is taken voting together as a single class in addition to the approval of the holders of a majority of the Class A Common Stock, Class B Common Stock and Class C Common Stock outstanding at the time such action is taken voting together as a single class.

     IN WITNESS WHEREOF, HEWITT ASSOCIATES, INC. has caused this Amended and Restated Certificate of Incorporation to be executed this 30th day of May, 2002.


                                       HEWITT ASSOCIATES, INC.


                                       By: /s/ John M. Ryan
                                          --------------------------------------
                                       Name: John M. Ryan
                                             -----------------------------------
                                       Title: Chief Administrative Officer
                                             -----------------------------